EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                     THE JACKSONVILLE BANK, IN ORGANIZATION
                                       AND
                            GILBERT JAMES POMAR, III

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this 3rd day of March 1999, by and between The Jacksonville Bank, In Organization (the "Bank") and Gilbert James Pomar, III ("Employee"). The Bank and Employee are collectively referred to herein as the "Parties."

                                    RECITALS

     WHEREAS, the Bank wishes to retain Employee as its President to perform the duties and responsibilities as are described in this Agreement and as the Bank's Board of Directors (the "Board") may assign to Employee from time to time; and

     WHEREAS, Employee desires to be employed by the Bank and to serve as the Bank's President in accordance with the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

                                 OPERATIVE TERMS

     1. Employment and Term. The Bank shall employ Employee pursuant to the terms of this Agreement to perform the services specified in Section 2 herein. The initial term of employment shall be for a period of twelve (12) months, commencing on March 3, 1999, (the "Effective Date"). Upon each new day of the twelve (12) month period of employment from the Effective Date until the Employee's 65th (sixty- fifth) birthday, the term of this Agreement shall be automatically extended for one (1) additional day, to be added to the end of the then-existing twelve (12) month term. Accordingly, at all times prior to (i) the Employee's attaining age sixty-five (65) or (ii) a Notice Of Termination, as defined in Section 9(b) (or an actual termination) the term of this Agreement shall be twelve (12) full months. However, either Party may terminate this Agreement by giving the other Party written notice of intent not to renew. The automatic extensions of the term of this Agreement shall immediately be suspended upon an employment termination by reason of death or disability or retirement, or an employment termination made voluntarily by the Employee (other than for Good Reason as defined in Section 9(d), or involuntarily for Just Cause as defined in Section 9(b)). Additionally, the Board shall, on an annual basis, review Employee's performance to determine whether this Agreement should continue to be extended. The Board's action will be reflected in the Board's meeting minutes.

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     In the event the Employee gives a Notice Of  Termination,  the term of this
Agreement shall expire upon the thirtieth (30th) day following the delivery to the Bank of such Notice Of Termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason, a voluntary employment termination by the Employee shall result in the termination of the rights and obligations of the parties under this Agreement; provided, however, that the terms and provisions of Section 12 shall continue to apply.

     In the event the Bank desires to involuntarily terminate the employment of Employee (for purposes of this Agreement, a voluntary employment termination by the Employee for Good Reason shall be treated as an involuntary termination of the Employee's employment without Just Cause), the Bank shall deliver to the Employee a Notice Of Termination, and the following provisions shall apply:

      (a) In the event the involuntary termination is for Just Cause, this Agreement shall terminate immediately upon delivery to the Employee of such Notice Of Termination. Such a termination for Just Cause shall result in the termination of all rights and obligations of the Parties under this Agreement.

      (b) In the event the involuntary termination is without Just Cause, the Employee shall be entitled to receive the severance benefits set forth in Sections 9(f) and 9(g) herein.

     2.  Position,   Responsibilities  and  Duties.  During  the  term  of  this
Agreement, Employee shall serve in the following capacities and shall fulfill the following responsibilities and duties:

      (a) Specific Duties: Employee shall serve as the Bank's President, through appointment by the Board. In such capacity, Employee shall have the same powers, duties and responsibilities of supervision and management of the Bank usually accorded to Presidents of similar financial institutions. In addition, Employee shall use his best efforts to perform the duties and responsibilities enumerated in this Agreement and any other duties assigned to Employee by the Board and to utilize and develop contacts and customers to enhance the business of the Bank. Specifically, Employee shall devote his full business time and attention and use his best efforts to accomplish and fulfill the following duties and responsibilities, as well as other duties assigned to Employee from time to time by the
            Board:

            (i)   serve as the President of the Bank;

            (ii) perform such executive services for the Bank as may be consistent with his titles or be assigned to him by the Board;

            (iii) serve on such  committees  as appointed by the Board from time to time;

            (iv) keep the other executives of the Bank and the Board informed of important developments concerning the Bank's activities, industry developments and regulatory initiatives affecting the Bank;

            (v) maintain adequate expense records relating to Employee's activities on behalf of the Bank;

            (vi)  increase the business of the Bank;

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            (vii) coordinate  with the  Bank's  other  executives  to the extent necessary to further the business of the Bank, keeping in compliance with government laws and regulations and otherwise keeping the Bank in as good a financial and legal posture as possible; and

            (viii)conduct and undertake all other activities,  responsibilities, and duties normally expected to be undertaken and accomplished by a President of a financial institution similar in scope and operation to the Bank's business.

      (b) General Duties: During the term of this Agreement, and except for illness, vacation periods and leaves of absences, Employee shall devote all of his working time, attention, skill and best efforts to accomplish and faithfully perform all of the duties assigned to Employee on a full-time basis. Employee shall, at all times, conduct himself in a manner that will reflect positively upon the Bank. Employee shall obtain such licenses, certificates, accreditations and professional memberships and designations as the Bank may reasonably require. Employee shall join and maintain membership in such social and civic organizations as Employee or the Board deems appropriate to foster the Bank's contacts and business network in the community.

     3. Compensation. During the term of this Agreement, Employee shall be compensated as follows:

      (a) Base Salary: Employee shall receive an annual salary of $120,000.00 (the "Base Salary") in equal installments, in accordance with the Bank's standard payroll practices, reduced appropriately by deductions for federal income withholding taxes, social security taxes and other deductions required by applicable laws. The Bank will in good faith review the Employee's Base Salary on an annual basis. In no event, however, will the Base Salary be reduced without Employee's written concurrence.

      (b) Incentive Compensation and Bonus: Employee shall receive a $25,000 signing bonus within seven days of the execution of this Agreement.

            For the first year of this Agreement, Employee shall be eligible to receive a bonus in an amount up to 25% of Employee's Base Salary, subject to his meeting certain goals and objectives as determined by the Board. Thereafter, Employee shall be entitled to participate in any incentive compensation plans adopted by the Board of Directors.

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
      (c) Stock and Other Benefit Plans: During the term of this Agreement, the Employee will be entitled to participate in and receive the benefits of any stock option plans, stock ownership plans, profit-sharing plans, 401(k) plans, or other plans, benefits and privileges given to employees and executives of the Bank which are currently in effect at the execution of this Agreement, or which may come into existence thereafter, to the extent the Employee is otherwise eligible and qualifies to so participate in and receive such benefits or privileges. The Bank shall not make any changes in such plans, benefits or privileges which would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (Vice President or above) of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to the Employee as compared with any other executive officer of the Bank. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Employee pursuant to this Section 3.

     4. Payment of Business Expenses. Employee is authorized to incur reasonable expenses in performing his duties. The Bank will reimburse Employee for authorized expenses, according to the Bank's established policies, promptly after Employee's presentation of an itemized account of such expenditures.

     5. Vacation and Perquisites. Employee is entitled to three (3) weeks paid vacation time per year on a non-cumulative basis or as increased pursuant to the Bank's policy. The Bank shall give Employee a monthly $400 automobile allowance and shall pay for Employee's membership dues in the Timuquana Country Club.

     6. Medical Benefits. Employee is entitled to participate in all medical and health care benefit plans through health insurance, corporate funds, medical reimbursement plans or other plans, if any, provided, or to be provided, by the Bank for its employees; provided that regardless of the terms of such plans, the Bank shall pay the costs of coverage for Employee. In addition, the Bank shall reimburse Employee for any payments he makes for COBRA health insurance coverage or life insurance coverage ($400,000 term insured) for the period before Employee receives health insurance coverage or life insurance coverage from the Bank.

     7. Disability/Illness.

      (a) Illness: Employee shall be paid his full Base Salary for any period of his illness or incapacity: provided that such illness or incapacity does not render Employee unable to perform his duties under this Agreement for a period longer than three (3) consecutive months. At the end of such three (3) month period, the Bank may terminate Employee's employment and this Agreement.

      (b) Disability: If the Bank terminates this Agreement pursuant to Employee's disability as determined under Section 7(a) herein, the Bank shall pay to Employee, as a disability payment, an amount equal to Employee's monthly Base Salary, payable in accordance with the Bank's standard payroll practices, commencing on the effective date of Employee's termination and ending on the earlier of:

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

            (i) the date Employee returns to full time employment in his capacity as the Bank's President;

            (ii)  Employee's full time employment by another employer;

            (iii) three (3)  months  after the date of such  termination,  after which Employee will be entitled to receive benefits under any disability insurance plan provided by the Bank; or

            (iv)  the date of Employee's death.

     The Bank may satisfy its obligations under this Section of this Agreement, at its option, through the purchase of disability insurance. The provisions of such policy will control the amounts paid to Employee. Such disability insurance will be coordinated with any disability plans made available to Employee pursuant to Section 6 of this Agreement.

      (c) Continuation of Coverages: During any period of illness or disability, the Bank will continue any other life, health and disability coverages for Employee substantially identical to the coverages maintained prior to Employee's termination for disability. Such coverages shall cease upon the earlier of:

            (i)   Employee's full time employment by another employer;

            (ii) one (1) year after the date of such termination (with the exception of disability insurance coverage); or

            (iii) the date of Employee's death.

      (d) No Reduction in Base Salary: During the period in which Employee is disabled or subject to illness or incapacity, other than as described in Section 7(b) herein, there shall be no reduction in Employee's Base Salary.

     8. Death During Employment. In the event of Employee's death during the term of this Agreement, the Bank's obligation to Employee shall be limited to the portion of Employee's compensation which would be payable up to the first working day of the first month after Employee's death and a pro rated portion of any bonus Employee would have received for the year of his death, except that any compensation payable to Employee under any benefit plan maintained by the Bank will be paid pursuant to its terms.

     9. Termination.

      (a) Illness, Incapacity or Death: This Agreement shall terminate upon Employee's illness, incapacity or death in accordance with the provisions of Sections 7 and 8 herein.

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
      (b) Termination for Just Cause: The Bank shall have the right, at any time, upon prior written Notice Of Termination satisfying the requirements of Section 11 herein, to terminate the Employee's employment hereunder, including termination for Just Cause. For the purpose of this Agreement, termination for Just Cause shall mean termination for personal dishonesty, willful misconduct, material breach of fiduciary duty, intentional failure to perform the duties stated in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or misdemeanors not related to theft or dishonesty, or that would not reflect poorly on the Bank), willful violation of a final cease-and-desist order, willful or intentional breach or negligence or misconduct in the performance of such duties or material breach of any provision of this Agreement as determined by a court of competent jurisdiction or in final agency action by a federal or state regulatory agency having jurisdiction over the Bank. For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank; provided that any act or omission to act by the Employee in reasonable reliance upon an opinion of counsel to the Bank shall not be deemed to be willful. In the event Employee is terminated for Just Cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

      (c) Involuntary Termination: If the Employee is terminated by the Bank other than for Just Cause or in connection with a Change In Control (as defined in Section 9(e) herein), Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(f)(i) and 9(g) herein. In the event the Employee is terminated by the Bank in connection with a Change In Control, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 9(f)(ii) and 9(g) herein.

      (d) Termination for Good Reason: Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, Good Reason shall mean (i) a failure by the Bank to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by the Employee to the Bank; or (ii) subsequent to a Change In Control as defined in Section 9(e) herein and without the Employee's express written consent, any of the following shall occur: the assignment to the Employee of any duties inconsistent with the Employee's positions, duties, responsibilities and status with the Bank immediately prior to a Change In Control; a change in the Employee's reporting responsibilities, titles or offices as in effect immediately prior to a Change In Control; any removal of the Employee from, or any failure to re-elect the Employee to, any of such positions, except in connection with a termination of employment for Just Cause, disability, death, or removal pursuant to

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

            Sections 9(a) or 9(b) herein; a reduction by the Bank in the Employee's annual salary as in effect immediately prior to a Change In Control; the failure of the Bank to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which the Employee is participating at the time of a Change In Control, or the taking of any action by the Bank which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans, or the transfer of the Employee to any location outside of Duval or Clay Counties, Florida or the assignment of substantial duties to the Employee to be completed outside Duval or Clay Counties, Florida.

      (e) Change In Control: For purposes of this Agreement, a Change In Control shall mean a Change In Control of the Bank or its parent holding company Jacksonville Bancorp, as defined in 12 C.F.R.
            Section 574.4(a) or (b).


      (f)   Severance Payment:

            (i) if the Employee shall terminate his employment for Good Reason as defined in Section 9(d) herein, or if the Employee is terminated by the Bank for other than Just Cause pursuant to
                  Section 9(c) herein, then in lieu of any further salary payments to the Employee for periods subsequent to the date of termination, the Employee shall be paid, as severance, an amount equal to Employee's annual Base Salary, plus any incentive compensation or bonus which the Employee would have been entitled to hereunder; and

            (ii) in the event Employee's employment is terminated as a result of a Change In Control or a Change In Control occurs within twelve (12) months of the Employees' involuntary termination or termination for Good Reason, Employee shall be entitled to a severance payment equal to two and ninety- nine hundredths (2.99) times his current annual Base Salary plus any incentive compensation or bonus which the Employee would have been entitled to hereunder.

     Any payment under Subsections 9(f)(i) and 9(f)(ii) shall be made in substantially equal semi-monthly installments on the fifteenth and last days of each month until paid in full.

      (g) Additional Severance Benefits: Unless the Employee is terminated for Just Cause pursuant to Section 9(b) herein, pursuant to Section 10(b) herein, or pursuant to a termination of employment by the Employee for other than Good Reason, the Bank shall maintain in full force and effect, for the continued benefit of the Employee for the remaining term of this Agreement, or twelve (12) months (whichever is longer), all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination; provided, however, that the Employee's continued participation is possible under the general terms and provisions of

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

            such plans and programs. Further, the Bank shall pay for the same or similar benefits if such benefits are available to the Employee on an individual or group basis as a result of contractual or statutory provisions requiring or permitting such availability including, but not limited to, health insurance covered under COBRA.

      (h) Mitigation: Employee shall not be required to mitigate the amount of any payment provided for in Sections 9(f) and 9(g) of this Agreement by seeking other employment or otherwise.

     10. Required Provisions by Regulation. The Bank and Employee acknowledge that the laws and regulations governing the Parties require that certain provisions be provided in each employment agreement with officers and employees of the Bank. The Parties agree to be bound by the following provisions:

      (a) If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818[e][3] and Section 1818[g][1]), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      (b) If Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818[e][4] and [g][1]), all obligations of the Employee and the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Employee and of the Bank, as of the date of termination, shall not be affected.

      (c) All obligations under this Agreement may be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of Bank is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. Section 1823[c]); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of Bank or when Bank is determined by the Director of the OTS in final agency action to be in an unsafe or unsound condition, but vested rights of the Employee and of the Bank, as of the date of termination, shall not be affected.

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
      (d) If Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1818[x][1]) to mean an adjudication or other official determination by any court of competent jurisdiction, the appropriate federal banking agency or other public authority pursuant to this Agreement shall terminate as of the date of default, but vested rights of the Employee as of the date of termination, shall not be affected.

      (e) Golden Parachute: Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

11.  Notice of Termination.

      (a) Employee's Notice: Employee shall have the right, upon prior written notice of termination of not less than thirty (30) days, to terminate his employment hereunder. In such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for Good Reason, as defined in Section 9(d) herein. If the Employee provides a Notice Of Termination for Good Reason, the date of termination shall be the date on which the Notice Of Termination is given.

      (b) Specificity: Any termination of the Employee's employment by the Bank or by Employee shall be communicated by written Notice Of
            Termination to the other Party hereto. For purposes of this Agreement, a Notice Of Termination shall mean a dated notice which shall: (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and (iii) set forth the date of termination, which shall be not less than thirty (30) days nor more than forty-five (45) days after such Notice Of Termination is given, except in the case of the Bank's termination of the Employee's employment for Just Cause, in which case date of termination shall be the date such Notice Of Termination is given.

      (c) Delivery of Notices: All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, by way of overnight carrier or by hand delivery. If to the Employee (or to the Employee's spouse or estate upon the Employee's death) notice shall be sent to Employee's last-known address, and if to the Bank, notice shall be sent to the corporate headquarters. All such notices shall be effective when deposited in the mail if sent via first-class certified or registered mail, or upon delivery if by hand delivery or sent via overnight carrier. Either Party, by notice in writing, may change or designate the place for receipt of all such notices.


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
     12. Post-Termination Obligations. The Bank shall pay to Employee such compensation as is required pursuant to this Agreement; provided, however, any such payment shall be subject to Employee's post-termination cooperation. Such cooperation shall include the following:

      (i) Employee shall furnish such information and assistance as may be reasonably required by the Bank in connection with any litigation or settlement of any dispute between the Bank, a borrower and/or any other third parties (including without limitation serving as a witness in court or other proceedings);

      (ii) Employee shall provide such information or assistance to the Bank in connection with any regulatory examination by any state or federal regulatory agency; and

      (iii) Employee  shall keep the Bank's trade secrets and other  proprietary
            or   confidential   information   secret  to  the   fullest   extent
            practicable, subject to compliance with all applicable laws.

     Upon submission of proper receipts, the Bank shall promptly reimburse Employee for any reasonable expenses in current by Employee in complying with the provisions of this Section. Such cooperation is to be furnished without additional compensation during such period Employee is receiving severance payments pursuant to this Agreement. Should such cooperation be required during such period that Employee is not receiving severance payments pursuant to this Agreement, the Bank shall pay Employee an hourly fee comparable to that charged by banking industry consultants.

     13. Attorney's Fees/Advanced Costs. In the event that the Employee is terminated in a manner which violates any provisions of this Agreement, as determined by a court of competent jurisdiction, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys fees, in challenging such termination. Further, because of economic disparity between the Bank and Employee, the Bank agrees to pay for Employee's reasonable attorneys' fees and costs up to $10,000 to enforce the terms of this Agreement or recovered damages for breach of this agreement as follows: $5,000 at the commencement of litigation or the mediation proceedings and an additional $5,000 six (6) months thereafter. In the event the Employee is unsuccessful in his claim or defense, the Employee shall reimburse the Bank for any attorney' fees, expenses and costs that have been advanced. If the Employee is successful, any attorneys' fee award will be reduced by the amount of attorney's fees and costs that have been advanced. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     14. Indebtedness. If during the term of this Agreement, Employee becomes indebted to the Bank for any reason, the Bank may, at its election, set off and collect any sums due Employee out of any amounts which the Bank may owe Employee from his Base Salary or other compensation. Furthermore, upon the termination of this Agreement, all sums owed by Employee shall become immediately due and payable. Employee shall pay all expenses and attorney's fees actually or necessarily incurred by the Bank in connection with any collection proceeding for Employee's indebtedness to us. Notwithstanding any of the foregoing, any indebtedness to us secured by a mortgage on Employee's residence shall not be subject to the foregoing provisions, and shall be governed by the loan documents evidencing such indebtedness.

     15. Maintenance of Trade Secrets and Confidential Information. Employee shall use his best efforts and utmost diligence to guard and protect all of the Bank's trade secrets and confidential information. Employee shall not, either during the term or after termination of this Agreement, for whatever reason, use, in any capacity, or divulge or disclose in any manner, to any Person, the identity of the Bank's customers, or its customer lists, methods of operation, marketing and promotional methods, processes, techniques, systems, formulas, programs or other trade secrets or confidential information relating to the Bank's business. Upon termination of this Agreement or Employee's employment, for any reason, Employee shall immediately return and deliver to the Bank all records and papers and all matters of whatever nature which bear trade secrets or confidential information relating to the Bank.

     16. Competitive Activities.

      (a) Limitation on Outside Activities: Employee agrees that during the term of this Agreement, except with the express consent of the Board, Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Bank; provided, however, that Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require Employee to devote substantial time to management or control of the business or activities in which Employee has invested.

      (b) Agreement Not to Compete: Employee acknowledges that by virtue of his employment with the Bank, Employee will acquire an intimate knowledge of the activities and affairs of the Bank, including trade secrets and other confidential matters. Employee, therefore, agrees that during the term of this Agreement, and for a period of six (6) months after the termination of his employment for any reason, Employee shall not become employed, directly or indirectly, whether as an employee, independent contractor, consultant, or otherwise, in the financial services industry with any business enterprise or business entity, or person whose intent is to organize another financial institution in Duval or Clay Counties, Florida; provided, however, that such prohibition shall be for three (3) months if this Agreement is terminated due to a Change In Control.

     Employee hereby agrees that the duration of the anticompetitive covenant set forth herein is reasonable, and its geographic scope is not unduly restrictive.

     17. Remedies for Breach.

      (a) Injunctive Relief: The Parties acknowledge and agree that the services to be performed by Employee are special and unique and that money damages cannot fully compensate the Bank in the event of Employee's violation of the provisions of Section 16 of this Agreement. Thus, in the event of a breach of any of the provisions of such Section, Employee agrees that the Bank, upon application to a court of competent jurisdiction, shall be entitled to an injunction restraining Employee from any further breach of the terms and provision of such Section. Should the Bank prevail in an action seeking an injunction restraining Employee, Employee shall pay all costs and reasonable attorneys fees incurred by the Bank in and relating to obtaining such injunction. Such injunctive relief may be obtained without bond and Employee's sole remedy, in the event of the entry of such injunction, shall be the dissolution of such injunction. Employee hereby waives any and all claims for damages by reason of the wrongful issuance of any such injunction.

      (b) Cumulative Remedies: Notwithstanding any other provision of this Agreement, the injunctive relief described in Section 17(a) herein and all other remedies provided for in this Agreement which are available to the Bank as a result of Employee's breach of this Agreement, are in addition to and shall not limit any and all remedies existing at or in equity which may also be available to the Bank.

     18. Assignment. This Agreement shall inure to the benefit of and be binding upon the Employee, and to the extent applicable, his heirs, assigns, executors, and personal representatives, and to the Bank, and to the extent applicable, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Bank's assets and business, or with or into which the Bank may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer, unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 10(c) and 10(d) herein.

     19. Stock Option. Notwithstanding any other provision contained herein, Employee shall be entitled under this Agreement, and the Bank hereby agrees, subject to a Stock Option Plan being adopted by the Board and subsequently approved by the shareholders of the Bank, to grant Employee qualified stock options, as defined by the Internal Revenue Code as amended, to acquire shares of the Bank's common stock as follows:

      (a) Options shall be granted on a sliding scale, with options for 25,000 shares granted if in the Bank's initial public offering, the Bank's minimum offering is obtained ($8,000,000) and options for up to 50,000 shares granted if the maximum offering is obtained ($15,000,000).

      (b) Options shall be vested in three (3) equal installments. The first such installment shall be vested on March 1, 2000, and subsequent installments shall be vested annually on March 1 of each year thereafter, until and including March 1, 2002.

      (c) Each installment may be exercised in full or in part at anytime following the vesting date for a period of seven (7) years from such date at which time any unexercised options shall expire.

      (d)   The stock option price shall be $10.00 per share.

      (e) In the event of a Change In Control, any options not yet vested pursuant to subsection (b) of this Section shall be automatically vested on the day immediately preceding the effective date of the Change In Control occurrence.

      (f) Vested options may be exercised by Employee by presenting an Option Purchase Form to the Bank indicating the number of shares to be acquired and accompanied by a check in the proper amount.

      (g) In the event Employee's employment is terminated by the Bank for Just Cause or by Employee for any reason other than for Good Reason, Employee may only exercise options vested hereunder for thirty (30) days following such termination.

20.  Miscellaneous.

      (a) Amendment of Agreement: Unless as otherwise provided herein, this Agreement may not be modified or amended except in writing signed by the Parties.

      (b) Certain Definitions: For purposes of this Agreement, the following terms whenever capitalized herein shall have the following meanings:

            (i)   "Person"   shall  mean  any   natural   person,   corporation,
                  partnership (general or limited), trust, association or any other business entity; and

            (ii) "Attorneys Fees" shall include the legal fees and disbursements charged by attorneys and their related travel and lodging expenses, court costs, paralegal fees, etc. incurred in settlement, trial, appeal or in bankruptcy proceedings.

      (c) Headings for Reference Only: The headings of the Sections and the Subsections herein are included solely for convenient reference and shall not control the meaning of the interpretation of any of the provisions of this Agreement.

      (d) Governing Law/Jurisdiction: This Agreement shall be construed in accordance with and governed by the laws of the State of Florida. Any litigation involving the Parties and their rights and obligations hereunder shall be brought in the appropriate federal or state courts in Duval County, Florida.

      (e) Severability: If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

      (f) Entire Agreement: This Agreement and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or other provisions other than those expressed in writing herein. This Agreement amends, supplants and supersedes any and all prior agreements between the Parties. No modification, waiver or discharge of any provision or any breach of this Agreement shall be effective unless it is in writing signed by both Parties. A Party's waiver of the other Party's breach of any provision of this Agreement, shall not operate, or be construed, as a waiver of any subsequent breach of that provision or of any other provision of this Agreement.

      (g) Waiver: No course of conduct by the Bank or Employee and no delay or omission of the Bank or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law and by this Agreement to any Party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

      (h) Pronouns: As used herein, words in the singular include the plural, and the masculine include the feminine and neuter gender, as appropriate.

      (i) Recitals: The Recitals set forth at the beginning of this Agreement shall be deemed to be incorporated into this Agreement by this reference as if fully set forth herein, and this Agreement shall be interpreted with reference to and in light of such Recitals.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.


EMPLOYEE                                THE JACKSONVILLE BANK, IN ORGANIZATION


/s/ Gilbert James Pomar, III            By: /s/ John W. Rose
----------------------------------          ----------------------
Gilbert James Pomar, III, Employee          John Rose
                                            On behalf of the Board of Directors


/s/ Richard Margulies                       /s/   Luette G. Monaco
----------------------------------          ----------------------
Witness                                     Witness